UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 30, 2004


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                   95-4181026
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)





              3151 EAST WASHINGTON BOULEVARD
                  LOS ANGELES, CALIFORNIA                         90023
         (Address of Principal Executive Offices)              (Zip Code)




                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     SALE OF MEXICO ASSETS

         On November 30, 2004, Tarrant Apparel Group (the "Company") completed the previously announced sale of substantially all of its assets and real property in Mexico to affiliates of Mr. Kamel Nacif. The assets sold consisted of real property and the buildings and equipment located on the real property and were previously used by the Company for the manufacture of twill and denim. Mr. Nacif was a significant shareholder of the Company and the former lessee of a significant portion of these assets and facilities.

         The sale was made pursuant to an Agreement for Purchase of Assets, dated August 13, 2004, between Tarrant Mexico, S. de R.L. de C.V., the Company's majority owned and controlled subsidiary in Mexico, and Acabados Y Cortes Textiles S.A. de C.V. and Construcciones Solticio S.A. de C.V., as amended by the Amendment No. 1 to Agreement for Purchase of Assets dated October 29, 2004. The purchase price, which was determined based on arms-length negotiations among the parties, consisted of:

         o $105,400 in cash and $3,910,000 by delivery of unsecured promissory notes bearing interest at 5.5% per annum, which is being delivered in lieu of 4,724,000 shares of our common stock as previously reported; and

         o $40,204,000, by delivery of secured promissory notes bearing interest at 4.5% per annum, maturing on December 31, 2014, and payable in equal monthly installments of principal and interest over the term of the notes.

     NEW PURCHASE COMMITMENT AGREEMENT

         Concurrently with the closing of this purchase and sale transaction, the Company entered into a purchase commitment agreement with Mr. Nacif's affiliates with a term of ten years. Pursuant to the purchase commitment agreement, we agreed to purchase annually over the ten year term of the agreement, $5 million of fabric manufactured at the facilities acquired by Mr. Nacif's affiliates at negotiated market prices.

     TERMINATION OF PRIOR PURCHASE COMMITMENT AGREEMENT

         The new purchase commitment agreement described above replaces our previously existing purchase commitment agreement Mr. Nacif's affiliates, which was terminated effective as of November 30, 2004. Under the prior agreement, we were obligated to purchase annually from Mr. Nacif's affiliates, 6 million yards of fabric (or approximately $19.2 million of fabric at today's market prices) manufactured at these same facilities through October 2009.


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


ITEM 8.01       OTHER EVENTS.

     STOCK PURCHASES BY CHAIRMAN AND CFO

         On December 2, 2004, Gerard Guez, the Company's Chairman and principal shareholder, purchased 4,600,000 shares of Company common stock from affiliates of Mr. Nacif at a price of $0.85 per share, for a total purchase price of $3,910,000. The closing price of the Company's common stock on October 28, 2004, the day before an agreement for the purchase was executed, was $0.89, as reported on Nasdaq National Market System. In addition, Corazon Reyes, the Company's Chief Financial Officer, purchased 124,000 shares from Mr. Nacif's affiliates at the same price pursuant to an agreement signed on October 29, 2004.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of business acquired.

                  Not applicable.

         (b)      Pro forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  2.1 Agreement for Purchase of Assets dated August 13, 2004 among Tarrant Mexico S. de R.L. de C.V.,
                           Acabados Y Cortes Textiles S.A. de C.V. and Construcciones Solticio S.A. de C.V. (Incorporated by references to the Company's Quarterly Report on Form 10-Q filed on November 15, 2004)

                  2.2 Amendment No. 1 to Agreement for Purchase of Assets dated October 29, 2004 among Tarrant Mexico S. de R.L. de C.V., Acabados Y Cortes Textiles S.A. de C.V. and Construcciones Solticio S.A. de C.V. (Incorporated by references to the Company's Quarterly Report on Form 10-Q filed on November 15,
                           2004)


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TARRANT APPAREL GROUP



Date:    December 3, 2004             By:      /S/ CORAZON REYES
                                         ---------------------------------------
                                          Corazon Reyes, Chief Financial Officer


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


                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

2.1 Agreement for Purchase of Assets dated August 13, 2004 among Tarrant Mexico S. de R.L. de C.V., Acabados Y Cortes Textiles S.A. de C.V. and Construcciones Solticio S.A. de C.V. (Incorporated by references to the Company's Quarterly Report on Form 10-Q filed on November 15, 2004)

2.2 Amendment No. 1 to Agreement for Purchase of Assets dated October 29, 2004 among Tarrant Mexico S. de R.L. de C.V., Acabados Y Cortes Textiles S.A. de C.V. and Construcciones Solticio S.A. de C.V. (Incorporated by references to the Company's Quarterly Report on Form 10-Q filed on November 15, 2004)


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